Filed Pursuant to Rule 424(b)(2)  Registration No. 333‐177539

PROSPECTUS SUPPLEMENT (to prospectus dated November 17, 2011)

UP TO  3,756,757 SHARES OF COMMON STOCK
OF
APPLIED MINERALS, INC.

This  prospectus  supplement  relates  to  an  offering  by  us  pursuant  to  a  form  of investment agreement of up to 3,756,757 shares of our common stock at a purchase price   of  $1.48  per  share  to  institution investors  for  aggregate proceeds   of approximately $5,560,000.

You should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, carefully before you invest. Such documents contain information you should consider when making your investment decision. The information included in the registration statement on Form S-3, (No. 333-177539), filed with the Securities and Exchange Commission on October 27, 2011, is hereby incorporated by reference into this prospectus supplement.

Our  common  stock  is  traded  on  the  OTCBB  under  the  symbol  "AMNL."  The  closing price of the common stock on the OTCBB Market on January 17, 2013 was $1.53.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK.

SEE  THE  RISK  FACTORS  IN  THIS  PROSPECTUS  SUPPLEMENT  AND   THE ACCOMPANYING  PROSPECTUS  AND  THE  DOCUMENTS   INCORPORATED   BY REFERENCE  THEREIN  TO  READ ABOUT  FACTORS  YOU  SHOULD  CONSIDER BEFORE BUYING SHARES OF OUR COMMON STOCK.

NEITHER  THE  SECURITIES  AND  EXCHANGE  COMMISSION  NOR  ANY  STATE SECURITIES  COMMISSION  HAS  APPROVED  OR  DISAPPROVED  OF   THESE SECURITIES  OR  PASSED  UPON  THE ACCURACY  OR ADEQUACY OF THIS PROSPECTUS   SUPPLEMENT   OR   THE   ACCOMPANYING   PROSPECTUS.   ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus supplement is January 18, 2013.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of the shares of common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference. The second part is the accompanying prospectus, which give more general information, some of which may not apply to this offering. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference, on the other hand, you should rely on the information in this prospectus supplement.

You should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference before making an investment decision. You should also read and consider the information in the documents we have referred you to in the section of this prospectus supplement entitled “Incorporation of Certain Documents by Reference.”

The information contained in or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate only as of respective dates of the applicable documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

In this prospectus supplement, the terms “Applied Minerals ,” “Company,” “we,” “us,” “our” and similar terms refer to Applied Minerals, Inc., a Delaware corporation, and its subsidiaries, unless the context otherwise requires.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Securities Exchange Act of 1934, or the Exchange Act, as amended. In accordance with the Exchange Act, we file reports, proxy statements and other information with the Securities and Exchange Commission, or the SEC. Such reports, proxy statements and other information filed by us are available to the public free of charge at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.appliedminerals.com. With the exception of the reports specifically incorporated by reference in this prospectus supplement as set forth below, material contained on or accessible through our website is specifically not incorporated into this prospectus supplement. You may also read and copy any document we file with the SEC at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference facilities by calling the SEC at 1-800-SEC-0330.

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC. This prospectus supplement and the accompanying prospectus omit some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and the securities being offered hereby. Statements in this prospectus supplement or the accompanying prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

All documents filed by the registrant after the date of filing the initial registration statement on Form S-3 of which this prospectus forms a part and prior to the effectiveness of such registration statement pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 shall be deemed to be incorporated by reference into this prospectus and to be part hereof from the date of filing of such documents. In addition, the documents we are incorporating by reference as of the date hereof are as follows:

•	our Annual Report on Form 10-K/A for the year ended December 31, 2011, filed August 9, 2012;

•       our Quarterly Report on Form 10-Q for the quarter ended September 30, 2012 filed on November 8, 2012;

•	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2012 filed on August 14, 2012;

•       our Quarterly Report on Form 10-Q/A for the quarter ended March 31, 2012, filed on August 14, 2012;

•
our Current Reports on Form 8-K filed on May 30, 2012, June 19, 2012, August 14, 2012 October 1, 2012, November 20, 2012, November 26,  2012, and November 30, 2012 (excluding any information furnished in such reports under Item 2.02, Item 7.01 or Item 9.01);

•       our Current Report on Form 8-K/A filed on June 26, 2012;

•
the description of our common stock contained in the registration statement filed May 26, 2011, under the Securities Act, including any amendment or report filed for the purpose of updating such description;

•
All documents that we file with the Securities and Exchange Commission pursuant  to  Sections  13(a),  13(c),  14,  and  15(d)  of  the  Exchange Act subsequent to the date of this prospectus supplement and prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered under this prospectus have been sold, or that deregisters all securities then remaining unsold, will be deemed to be incorporated in this registration statement by reference and to be a part hereof from the date of filing of such documents.

Any statement contained in a document we incorporate by reference will be modified or superseded for all purposes to the extent that a statement contained in this prospectus (or in any other document that is subsequently filed with the Securities and Exchange Commission and incorporated by reference) modifies or is contrary to that previous statement. Any statement so modified or superseded will not be deemed a part of this prospectus except as so modified or superseded.

You  should  rely  only  on  the  information  contained  or  incorporated  by  reference  in this  prospectus  supplement  and  the  accompanying  prospectus  that  is  also  part  of this  document.  We  have  not  authorized anyone  to  provide  information  different from  that  contained  or  incorporated  in  this  prospectus  supplement  and   the accompanying  prospectus.  We  are  offering  to  sell  shares  of  common  stock  only  in jurisdictions  where  offers  and  sales  are  permitted.  The  information  contained  or incorporated  in  this  prospectus  supplement  and  the  accompanying  prospectus  is accurate only as of the date of such information, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our common stock.

You may request a copy of these filings at no cost (other than exhibits unless such exhibits are specifically incorporated by reference) by writing or telephoning us at the following address and telephone number:

Nat Krishnamurti
Applied Minerals, Inc.
110 Greene Street, Suite 1101
New York, NY 10012
Phone: (800) 356-6463
Fax: (917) 591-6397

CAUTIONARY NOTE ON FORWARD LOOKING STATEMENTS

Certain statements contained or incorporated by reference in this prospectus or in any prospectus supplement constitute “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995 and releases issued by the SEC and within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. The words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “plan,” “project” and other expressions which are predictions of or indicate future events and trends and which    do    not    relate    to    historical    matters    identify    forward-looking statements. Reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which may cause our actual results, performance or achievements to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements. Please see “Risk Factors” for additional risks which could adversely impact our business and financial performance.

There are a number of specific risks that could adversely affect future performance, including the lack of acceptance or a significant delay in acceptance by the marketplace for the uses that the Company is selling the halloysite, competitive pressures that may affect our ability to sell halloysite at the prices we expect, the inability to sell iron ore at prices that would make such transactions profitable, and the risks generally associated with mining operations.

Moreover, new risks emerge from time to time and it is not possible for our management to predict all risks, nor can we assess the impact of all risks on our business or the extent to which any risk, or combination of risks, may cause actual results to differ from those contained in any forward-looking statements. All forward-looking statements included in this prospectus are based on information available to us on the date of this prospectus. Except to the extent required by applicable laws or rules, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained throughout this prospectus.

The Offering

The following is a brief summary of some of the terms of this offering and is qualified in its entirety by reference to the more detailed information appearing elsewhere in this prospectus supplement and the accompanying prospectus.

Securities we are offering	We are offering an aggregate of 3,756,757 shares of Common Stock to investors, pursuant to the terms of the Investment Agreement.

Use of proceeds after expenses	We plan to use the proceeds from this offering for general working capital. Expenses are projected to be less than $500. See “Use of Proceeds.”

Market for our common stock	Our common stock is quoted on the OTCBB. Our common stock is quoted on the OTCBB. On January 17 , 2013, the last reported sale price of our common stock on the OTCBB was $1.53.

Risk factors
See the “Risk Factors” section contained in this prospectus supplement and in the documents we incorporate by reference in this prospectus supplement and the accompanying prospectus to read about factors you should consider before investing in our securities.

HISTORY AND DEVELOPMENT OF THE COMPANY

Applied Minerals, Inc. (“the Company”) was originally formed for the purpose of exploring and developing the Atlas Mine, silver mine located in the Coeur d’Alene Mining District near Mullan, Idaho. During 1980 the Company suspended operations at the mine as a result of a decline in silver prices until mining operations would be profitable again. In September 1997, the Company entered the contract mining business, which was the Company’s sole source of revenue until the contract mining business was discontinued in December 2008 due to adverse economic changes in the mining industry.

In 2001 we entered a lease/purchase agreement for the Dragon Mine, located in Juab  County,  Utah  (Tintic  mining  District). In  2005  we  acquired  a  100% ownership interest in the Dragon Mine for $500,000 in cash. The Dragon Mine is a halloysite clay property located in Juab County, Utah (Tintic Mining District). The  Company  purchased  the  Dragon  Mine  for  the  purpose  of  mining  and marketing the unique chemical and morphological characteristics of the clay to a number of advanced application markets.

Beginning in January 2008 with the appointment of two new directors and ending in December 2008 with the resignation of a director, the membership of board of directors completely turned over. On January 1, 2009, new management was appointed. Generally speaking current management believes that the corporate strategies employed by the Company’s former management were ineffective in successfully commercializing the Dragon Mine.

THE DRAGON MINE

The Dragon Mine, to our knowledge, is the only source of halloysite clay in the Western Hemisphere large enough, and of high enough purity, to supply commercial-sized application demand.

The property is located in the Tintic District of Utah, covering approximately 230 acres with a large mining permit covering 40 acres allowing for the extraction of minerals. The property consists of 38 patented and six unpatented mining claims located in the following sections: T10S, R2W, sections 29, 30, 31, and T10S, R3W, Section 36, all relative to the Salt Lake Base Meridian. The Company pays approximately $800 in annual maintenance fees to the U.S. Department of Interior Bureau of Land Management to maintain rights to its unpatented claims. The BLM Claim Numbers are: UMC385543, UMC 385544, UMC394659, UMC394660, UMC408539, and UMC408540. The Company has no underlying royalty agreements with any third-party with respect to the Dragon Mine.

Formation of the Dragon Mine property is attributed to the alteration of fine claysediments that accumulated on what was then a shallow sea floor over 600 million years ago. From 1949 through 1976, Filtrol Corporation operated the Dragon Mine on a contracted basis for the property’s owner at the time, a subsidiary of Anaconda Mining Company.

According to certain mining-related records, Filtrol mined approximately 1.35 million tons of clay from the Dragon Mine for use as an input of a petroleum- cracking catalyst product. The mine was idle from 1977 until it was leased by the Company beginning in 2001. The Company eventually purchased a 100% interest in the property in 2005 for $500,000 in cash.   Currently, the Company has no underlying royalty agreements with any third-party with respect to the Dragon Mine.   The current management of the Company hired geologist Dr. Ian Wilson who has supervised an extensive drilling program and continues to explore underground areas of the Dragon property including, but not limited to, two mines developed by prior operators as well as one area that had previously remained unexplored. Dr. Wilson has supervised our drilling program and has played a critical role in classifying the mineralization of the Dragon Mine property, which is essential to the successful commercialization of the mine’s deposit. Dr. Wilson is a member of iom 3 (Institute of Materials, Minerals and Mining of the UK).  As of the date of this report, an above-ground area covering approximately 11.5 of the Dragon Mine’s 230 acres have been explored. The extraction of material from certain targeted areas of this resource is in progress.

The Company has been granted a large mining permit.  The Company explores underground and mines its clay mineral utilizing traditional methods and equipment and expends the necessary resources to maintain Mining Heath and Safety Act (MSHA) compliance. From our drilling activity we have sampled certain cores by engaging a leading UK-based geological consulting organization to identify the chemical composition of our mineral and classify its purity levels, the results of which are used, in part, to map our property. All quality control and quality assurance protocols utilized as part of our exploration program have been developed by this third-party organization. Analytical equipment used to classify the mineral mined at the mine includes, but is not limited to, a Scanning Electron Microscope (SEM), and XRD and XRF machines.

The Dragon Mine property also contains five waste piles comprised of material, some of which can, in our opinion, be sold or processed to create a saleable product. The  piles  are  the  result  of  prior  mining  operations  that  took  place between 1949 and 1976.

In  addition  to  the  presence  of  halloysite,  the  Dragon  Mine  also  possesses quantities of other clays as well as iron oxide ores in the form of hematite, goethite, and ferrihydrite. The Dragon Mine is present at the contact between the Silver City quartz monzonite stock and limestone and dolomite of the Paleozoic formation. Gold and silver is found in veinlets in pervasively altered rocks of the Silver City stock immediately south of the Dragon mine and were one of the first discoveries made in the Tintic district in 1869.   The mine’s fissure fault system forms the southern extremity of the Iron Blossom ore run.

The Company has spent significant resources on the exploration of its Dragon Mine property. The results of an extensive drilling program supervised by the Company’s consulting geologist has identified what is believed to be a sufficient amount of clay material, both underground and on the surface of the property, to support a commercial operation. The clay mineral identified at the Dragon Mine has been classified by level of purity. The Company will not be able to refer to the mineral found in its Dragon Mine property as a “reserve” until it can demonstrate the deposit is economically viable. As the Company continues to sell its halloysite clay products into existing and developing markets, it will revisit the possibility of classifying its deposit as a reserve.

The halloysite clay produced during this period has been used to supply certain customers  and  provide  samples  to  potential  customers  at  different  stages  of product development utilizing our material. We are in the process of mining and storing iron ore present on our property while we determine the best way to monetize the mineral.

We have completed our initial exploration program. A description of the program is as follows:

•  Cores from 80 boreholes drilled in 2003, 2005, 2006, 2009 and 2010, totaling 15,362 ft, were tested. The average depth of the 80 boreholes drilled was 192ft with a range of depths drilled from 50ft to 360 ft;

•
The Western area of the property, drilled from 2003 to 2006, includes 44 boreholes totaling 9,448 ft covering an area of 6.33 acres. These boreholes were drilled in mainly altered quartz monzonite, which is an intrusive igneous rock with approximately equal parts of orthoclase and plagioclase feldspar. Quartz monzonite porphyry is often associated with copper mineralization in porphyry copper deposits;

•
The Dragon Pit area of the property, drilled in 2009 and 2010, includes 36 boreholes totaling 5,914 ft and covering an area of 4.95 acres. The area is mainly iron ore and some altered monzanite on the periphery.  High levels of halloysite (up to 100% in some cases) are adjacent to the iron ore;

•	To date over 500 samples of borehole material has been tested to determine mineralogy, particularly for halloysite, kaolinite, illite smectite levels and other properties;

•
Five  waste  piles,  the  product  of  previous  clay  mining  activity,  were drilled. The waste piles cover 34.2 acres and have volume of 1.99 million cubic yards. Following a detailed trenching campaign on the waste piles, fifty-two boreholes were drilled totaling 1,986 ft. The whole rock evaluation included chemical testing by XRF of 216 samples with 69 of these samples tested for their mineralogy by XRD. To determine clay content, samples were processed to <45 µm and <5µm fractions and 185 samples were tested for their mineralogy by XRD and 133 samples for their chemistry by XRF;

•	An evaluation of the iron ore present in the Pit Area (4.95 acres) and elsewhere was carried out. Testing of approximately 100 samples was carried out to determine the quality of the iron ore; and

•	A detailed evaluation of surface samples, from which some halloysite is now being mined from the open pit, was carried out.

From the above program, we believe we have identified the presence of enough halloysite and iron ore at the Dragon Mine to move forward with a commercialization of each mineral. We are contemplating further exploration of the Dragon Mine property.

Our exploration expenses for the twelve months ending December 31, 2011, 2010, and 2009 and for the nine months ended September 30, 2012 were $2,919,306, $2,307,202, $1,299,753, and $2,568,509, respectively, on the halloysite clay project. Since January 1, 2009, the date on which the Company’s current exploration program of the Dragon Mine began, approximately $9,094,770 has been expended on exploration-related activities. We expect our exploration costs for both the fiscal years ended December 31, 2012 and December 31, 2013 to approximate the exploration costs incurred during the fiscal year ended December 31, 2011. At this moment we are unable to identify the total costs that will be incurred to complete the exploration of the 230-acre Dragon Mine property.

The Company is in the process of constructing and equipping a new processing plant that will be capable of processing up to 30,000 tons of halloysite per year. The new processing plant is scheduled to be operational in the first quarter of 2013. The existing processing equipment can be used to process iron oxide and has a capacity of up to 10,000 tons per year.  We believe the physical plant and equipment utilized at the Dragon Mine are satisfactory condition to continue our current mining activity. The Company continually reviews the adequacy of its physical plant  and  equipment inventory and  expects  to  invest  accordingly to ensure that the size and quality of its physical plant and equipment can meet its needs.  The Company uses diesel fuel as it primary source of power and has water transported to the property from an external source. The property has sufficient access roads to enable the transportation of materials and products

USE OF PROCEEDS
If  we  were  to  sell  3,756,757  shares  of  our  common  stock  pursuant  to  this  offering, the  proceeds  to  us  from  this  offering  will  be  approximately  $5,560,000  based  upon the public offering price of $1.48 per share. We plan to use the net proceeds we raise for general corporate purposes.

DILUTION

The net book value of our common stock on September 30, 2012 was $7,213,564, or approximately $0.0796 per share.  Net book value per share represents the amount of our total assets, less our total liabilities, divided by the total number of shares of our  common  stock  outstanding.  Dilution  in  net  book  value  per  share  to  new investors   represents   the   difference   between   the   amount   per   share   paid   by purchasers  of  share  of  our  common  stock  in  this  offering  and  the  net  book  value per  share  of  our  common  stock  immediately  afterwards.  Without  taking  into account  any  other  changes  in  net  tangible  book  value  after  September  30,  2012, other  than  the  sale  of  the  3,756,757  shares  of  common  stock  offered  by  us  under this prospectus supplement at a price of $1.48 per share, our net book value would have  been  $12,773,564,  or  approximately  $0.1409  per  share.  This  represents  an immediate  accretion  in  net  book  value  of  approximately  $0.0613  per  share  to existing  stockholders  and  an  immediate  dilution  in  net  book  value  of  $1.3391  per share to new investors.

RISK FACTORS

AN  INVESTMENT  IN  OUR  SECURITIES  IS  VERY  SPECULATIVE  AND  INVOLVES  A HIGH  DEGREE  OF  RISK.  YOU  SHOULD  CAREFULLY  CONSIDER  THE  FOLLOWING RISK  FACTORS,  ALONG  WITH  THE  OTHER  MATTERS  REFERRED  TO  IN  THIS ANNUAL REPORT, BEFORE YOU DECIDE TO BUY OUR SECURITIES. IF YOU DECIDE TO  BUY  OUR  SECURITIES,  YOU  SHOULD  BE  ABLE  TO  AFFORD  A  COMPLETE  LOSS OF YOUR INVESTMENT.

At  September  30,  2012,  the  Company  had  accumulated  deficits  of  $44,914,217  in addition  to  limited  cash  and  unprofitable  operations.  For  nine  months  ended September 30, 2012 and the year ended December 31, 2011, the Company sustained net   losses   before   discontinued   operations   of $2,517,951   and   $7,424,544, respectively.   As   of   the   date   of   filing   this   report,   the   Company   has   not commercialized  the  Dragon  Mine  and  has  had  to  rely  on  cash  flow  generated  from the  sale  of  stock  and  convertible  debt  to  fund  its  operations.  If  the  Company  is unable to fund its operations through the commercialization of the Dragon Mine, the sale   of  equity  and/or  debt  or  a  combination  of  both,  it  may  have  to   file bankruptcy.  There is no assurance that we will be able to commercialize the Dragon Mine or if necessary raise money through the sale of debt or equity

 NO SIGNIFICANT REVENUE HAS BEEN GENERATED FROM THE SALE OF HALLOYSITE CLAY

The  Company  has  yet  to  generate  any  significant  revenue  from  the  sale  of  its Dragonite halloysite clay products.   One cannot assume that any significant revenue will be generated from the sale of halloysite clay in 2013 or beyond.

 WE   HAVE   EXPERIENCED   CONTINUED,   ANNUAL   OPERATING   LOSSES   SINCE SEPTEMBER 1997.

 We  have  experienced  annual  operating  losses  since  our  reactivation  in  September 1997.   As   of   September   30,   2012,   we   had   an   accumulated   deficit   of $44,914,217.  We  cannot  assure  that  products  can  be  successfully  marketed  to  an extent that we will ever achieve significant revenues or profit margins.

 WE  CAN  PROVIDE  NO  ASSURANCE  THAT  OUR  PRODUCTS  WILL  BE  SUCCESSFULLY COMMERCIALIZED

 The development or modification of a product that utilizes our Dragonite halloysite frequently requires a manufacturer to expend resources to modify certain aspects of its manufacturing processes.  We can provide no assurance that potential customers will  be  willing  to  expend  the  resources  necessary  to  commercialize  products utilizing Dragonite.

 THE  COMPANY’S  SUCCESS  DEPENDS  LARGELY  ON  THE  COMMITTED  SERVICE  AND AVAILABILITY OF KEY PERSONNEL

 Andre  Zeitoun  is  our  President  and  CEO  of  Applied  Minerals,  Inc.  Mr.  Zeitoun  has played  a  critical  role  in  leading  the  effort  to  commercialize  the  Company’s  Dragon Mine  property.  If  the  Company  loses  the  service  of  Mr.  Zeitoun,  there  is  no assurance  that  the  Company  would  be  able  to  attract  and  retain  a  qualified replacement.

THERE  ARE  NO  ASSURANCES  THAT  OUR  HALLOYSITE  PRODUCTS  WILL   GAIN ADEQUATE COMMERCIAL ACCEPTANCE

We  have  spent,  and  will  continue  to  spend,  considerable  resources  on   the development  of  halloysite‐based  products  for  a  number  of  applications,  which,  we believe,  would  benefit  from  the  utilization  of  our  halloysite  clay.  Despite  the advantages  we  believe  our  products  provide,  there  are  no  assurances  that  the manufacturers  of  the  applications,  to  which  we  are  marketing  our  products,  will move  to  incorporate  our  halloysite  clay  into  their  respective  applications.  If  this does  not  happen,  our  ability  to  achieve  significant  revenue  and  profit  margins  may be impaired.

THE  COMPANY’S  SUCCESS  DEPENDS,  IN  PART,  ON  ITS  ABILITY  TO  MAINTAIN RELATIONSHIPS  WITH  CONSULTANTS  WHO  ASSIST  US  WITH  THE  RESEARCH  AND DEVELOPMENT OF OUR PRODUCTS.

We  currently  engage  a  number  of  consultants  who  have  assisted  us  with  the research and development of our products.  We engage one consultant, in particular, who  provides  us  with  access  to  laboratory  facilities  through  which  we  much  of  our product  testing  is  conducted.  If  we  are  unable  to  continue  to  identify  and  maintain relationship with consultants who are familiar with halloysite and have expertise in the   application  areas  for  which  we  plan  to  develop  products,  our  ability   to successfully commercialize the Dragon Mine property will be impaired.

MATERIAL WEAKNESS OF INTERNAL CONTROL

During the evaluation of disclosure controls and procedures as of December 31, 2011, management identified material weaknesses in internal control over financial reporting, which management considers an integral component of disclosure controls and procedures. We identified the following material weaknesses, which were addressed during the current year, but continued to exist through the third quarter of 2012: (i) certain controls over equity were not effective to ensure that all transactions involving equity were recorded in an accurate and timely fashion; (ii) certain controls were not effective to ensure that all expenses were accurately categorized; (iii) the Company did not have adequate control over the recording and monitoring of purchase orders and accounts receivables; and (iv) Management determined there was an insufficient number of personnel with appropriate technical accounting and SEC reporting expertise to perform a timely financial close process, adhere to certain control disciplines, and to evaluate and properly record certain non-routine and complex transactions. This resulted in audit adjustments, which are material in the aggregate and necessary to present the annual audited financial statements in accordance with generally accepted accounting principles. In light of the actual audit adjustments required and the effect on the account balances and related disclosures in the financial statements management determined there is a more than a remote likelihood that material misstatement could occur and not be detected in the Company's interim or annual audited financial statements. Management, with the participation of the principal executive officer and principal financial officer, is committed to remediating the material weaknesses identified above by implementing changes to the Company’s internal control over financial reporting in 2012. Management has implemented, or is in the process of implementing, the following changes to the Company’s internal control systems and procedures: (i) Hired a new Chief Financial Officer during the second quarter of 2012 who has experience remediating the inadequate controls exhibited by the Company; (ii) Engaged a CPA firm in late 2011 to assume its bookkeeping function from its soon-to-be-closed Idaho office, which, we believe, will result in a significant improvement in the accurate and timely recording of transactions; (iii) Implemented additional controls in equity and expense reporting, and (iv) May hire additional accounting personnel as the Company grows its business and generates the cash flow necessary to make such hires. As a result of the material weakness identified, management concluded that Applied Minerals Inc.’s disclosure controls and procedures were ineffective as of September 30, 2012.

Notwithstanding the existence of these material weaknesses, Applied Minerals, Inc. believes that the condensed financial statements in quarterly report on Form 10-Q for the period ending September 30, 2012 fairly present, in all material respects, Applied Minerals, Inc.’s financial condition as of September 30, 2012 and December 31, 2011, and results of its operations and cash flows for the period ended September 30, 2012 and 2011, in conformity with United States generally accepted accounting principles (GAAP).

THERE  IS  COMPREHENSIVE  FEDERAL,  STATE  AND  LOCAL  REGULATION  OF  THE EXPLORATION  INDUSTRY  THAT  COULD  HAVE  A  NEGATIVE  IMPACT  OUR  MINING OPERATIONS.

Exploration  and  mining  operations  are  subject  to  federal,  state  and  local  laws relating  to  the  protection  of  the  environment,  including  laws  regulating  removal  of natural  resources  from  the  ground  and  the  discharge  of   materials   into  the environment.  Exploration  and  mining  operations  and  some  of  the  products  we  sell are  also  subject  to  federal,  state  and  local  laws  and  regulations  which  seek  to maintain  health  and  safety  standards  by   regulating   the  design  and  use  of exploration  methods  and  equipment.  We  cannot  assure  you  that  such  permits  will be  received.  No  assurance  can  be  given  that  environmental  standards  imposed  by federal, state or local authorities will not be changed or that any such changes would not have material adverse effects on our activities.  Moreover, compliance with such laws  may  cause  substantial  delays  or  require  capital  outlays  in  excess  of  those anticipated,  thus  causing  an  adverse  effect  on  our  financial  position.  Additionally, we may be subject to liability for pollution or other environmental damages that we may  elect  not  to  insure  against  due  to  prohibitive  premium  costs  and  other reasons.  Management is aware of the necessity of obtaining proper permits prior to conducting any exploration activity.

FAIR MARKET VALUE

We have recorded our properties and equipment held for sale at what we believe to be   fair   market   value.  We   are   actively   seeking   to   sell   such   properties   and equipment.  There  can  be  no  assurance  we  can  sell  such  properties  and  equipment at the value recorded, if at all.

COMPETITION

While the Dragon Mine is the only known measured resource of halloysite clay in the western hemisphere large enough and of a purity level to supply large-scale commercial applications, there are other deposits of halloysite clay in the world of varying sizes and levels of purity including one on a property contiguous to the Dragon Mine.  If we are successful, some deposits may be exploited.

 PLAN OF DISTRIBUTION

This prospectus supplement relates to an offering by us of up to 3,756,757 shares of our  common  stock  at  a  purchase  price  of  $1.48  per  share  to  certain  institutional investors  for  aggregate  proceeds  of  approximately  $5,560,000.  We  will  not  use  any agents  or  brokers  in  connection  with  the  sale  and  selling  efforts  will  be  made  by officers  of  the  Company  who  will  not  be  specially  compensated  for  such  efforts.  Therefore, we may not sell the entire amount of shares of our common stock offered pursuant to this prospectus supplement.

In  addition,  we  estimate  that  our  total  expenses  of  this  offering,  will  be  less  than approximately $500.

The form of investment agreement is included as an exhibit to the Form 8‐K we filed on,  which  is  incorporated  by  reference  into  the  prospectus  and  this  prospectus supplement.

$100,000,000

Applied Minerals, Inc.

Common Stock	Preferred Stock
Debt Securities	Warrants
Rights	Units

Applied Minerals, Inc. may offer and sell from time to time, in one or more series, any one of the following securities of our company:

•	common stock;

•	preferred stock;

•
secured or unsecured debt securities consisting of notes, debentures or other evidences of indebtedness which may be senior debt securities, senior subordinated debt securities or subordinated debt securities, each of which may be convertible into equity securities;

•	warrants to purchase our securities

•	rights to purchase any of the foregoing securities; or

•	units comprised of, or other combinations of, the foregoing securities.

Each time our securities are offered, we will provide a prospectus supplement containing more specific information about the particular offering and attach it to this prospectus.  The prospectus supplements may also add, update or change information contained in this prospectus.  This prospectus may not be used to offer or sell securities without a prospectus supplement, which includes a description of the method and terms of this offering.

Our common stock is traded on the Over-the-Counter Bulletin Board (OTCBB) under the symbol “AMNL.”  As of November 15, 2011, the price per share of our common stock was $1.27.

Investing in our securities involves a high degree of risk.  See the section entitled “Risk Factors” in the accompanying prospectus supplement and in the documents we incorporate by reference in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 17, 2011.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission utilizing a shelf registration process.  Under this shelf registration statement, we may, from time to time, sell any combination of the securities referred to herein in one or more offerings for total gross proceeds of up to $100,000,000.  This prospectus provides you with a general description of the securities we may offer.

Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the securities being offered.  The prospectus supplement may add, update or change information contained in this prospectus and may include a discussion of any risk factors or other special considerations that apply to the offered securities.  If there is any inconsistency between the information in this prospectus and a prospectus supplement, you should rely on the information in that prospectus supplement. Before making an investment decision, it is important for you to read and consider the information contained in this prospectus and any prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information.”

You should rely only upon the information contained in this prospectus, the registration statement of which this prospectus is a part or any related prospectus supplement.  We have not authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.

We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should assume the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus or any prospectus supplement.  Our business, financial condition, results of operations and prospects may have changed since that date.  This prospectus and any prospectus supplement is based on information provided by us and other sources that we believe are reliable.  We have summarized certain documents and other information in a manner we believe to be accurate, but we refer you to the actual documents for a more complete understanding of what we discuss in this prospectus or any prospectus supplement.  In making an investment decision, you must rely on your own examination of our business and the terms of the offering, including the merits and risks involved.

We obtained statistical data, market data and other industry data and forecasts used throughout, or incorporated by reference in, this prospectus or any prospectus supplement from market research, publicly available information and industry publications. Industry publications generally state that they obtain their information from sources that they believe to be reliable, but they do not guarantee the accuracy and completeness of the information.  Similarly, while we believe that the statistical data, industry data and forecasts and market research are reliable, we have not independently verified the data, and we do not make any representation as to the accuracy of the information.  We have not sought the consent of the sources to refer to their reports appearing or incorporated by reference in this prospectus or any prospectus supplement.

CAUTIONARY NOTE ON FORWARD LOOKING STATEMENTS

Certain statements contained or incorporated by reference in this prospectus or in any prospectus supplement constitute “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995 and releases issued by the SEC and within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended.  The words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “plan,” “project” and other expressions which are predictions of or indicate future events and trends and which do not relate to historical matters identify forward-looking statements.  Reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which may cause our actual results, performance or achievements to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements.  Please see “Risk Factors” for additional risks which could adversely impact our business and financial performance.

There are a number of specific risks that could adversely affect future performance, including the lack of acceptance or a significant delay in acceptance by the marketplace for the uses that the Company is selling the halloysite, competitive pressures that may affect our ability to sell halloysite at the prices we expect, the inability to sell iron ore at prices that would make such transactions profitable, and the risks generally associated with mining operations.

Moreover, new risks emerge from time to time and it is not possible for our management to predict all risks, nor can we assess the impact of all risks on our business or the extent to which any risk, or combination of risks, may cause actual results to differ from those contained in any forward-looking statements.  All forward-looking statements included in this prospectus are based on information available to us on the date of this prospectus.  Except to the extent required by applicable laws or rules, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.  All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained throughout this prospectus.

PROSPECTUS SUMMARY

The following summary highlights selected information contained or incorporated by reference in this prospectus.  This summary does not contain all of the information you should consider before investing in the securities.  Before making an investment decision, you should read the entire prospectus and any supplement hereto carefully, including the risk factors section as well as the financial statements and the notes to the financial statements incorporated herein by reference.

In this prospectus and any amendment or supplement hereto, unless otherwise indicated, the terms the “Company”, “we”, “us”, and “our” refer and relate to Applied Minerals, Inc.

The Company owns the Dragon Mine, located in Eureka, Utah.  The Dragon Mine contains high-grade halloysite and iron ore, among other minerals.  As of November 17, 2011, the Company was not able, according to SEC guidelines, to describe the presence of halloysite at the Dragon Mine as a reserve.  As of November 17, 2011, the Company is marketing its halloysite product to enhance the performance of a range of high-end commercial applications many of which have not previously utilized halloysite.  The Company is also marketing its iron ore.  As of  November 17, 2011, sales of halloysite have been minimal and there have been no sales of iron ore.

The Securities We May Offer

We may offer and sell from time to time up to an aggregate of $100,000,000 of any of, or units comprised of, or other combinations of, the following securities:

Common Stock

We may issue shares of our common stock.  Holders of common stock are entitled to receive ratably dividends if, as and when dividends are declared from time to time by our board of directors out of funds legally available for that purpose, after payment of dividends required to be paid on outstanding preferred stock or series common stock.  Holders of common stock are entitled to one vote per share. Holders of common stock have no cumulative voting rights in the election of directors.

Preferred Stock

We may issue shares of our preferred stock in one or more series.  Our board of directors will determine the dividend, voting, conversion and other rights of the series of preferred stock being offered.

Debt Securities

We may offer debt securities, which may be secured or unsecured, senior, senior subordinated or subordinated, may be guaranteed by our subsidiaries, and may be convertible into shares of our common stock.  We may issue debt securities either separately, or together with, upon conversion of or in exchange for other securities.  It is likely that the debt securities that we may issue will not be issued under an indenture.

Warrants

We may issue warrants for the purchase of preferred stock or common stock or debt securities of our company. We may issue warrants independently or together with other securities.  Warrants sold with other securities as a unit may be attached to or separate from the other securities.  To the extent the warrants are publicly-traded, we will issue warrants under one or more warrant agreements between us and a warrant agent that we will name in the applicable prospectus supplement.

Rights

We may issue rights to purchase of preferred stock or common stock or debt securities of our company. We may issue rights independently or together with other securities.  Rights sold with other securities as a unit may be attached to or separate from the other securities and may be (but shall not be required to be) publicly-listed securities.

Units

We may also issue units comprised of one or more of the other securities described in this prospectus in any combination.  Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit.  Thus, the holder of a unit will have the rights and obligations of a holder of each included security.

Prospectus Supplement

We will describe the terms of any such offering in a supplement to this prospectus.  Any prospectus supplement may also add, update, or change information contained in this prospectus.  Such prospectus supplement will contain the following information about the offered securities:

•	title and amount;

•	Offering price, underwriting discounts and commissions or agency fees, and our net proceeds;

•	any market listing and trading symbol;

•	names of lead or managing underwriters or agents and description of underwriting or agency arrangements; and

•	the specific terms of the offered securities.

This prospectus may not be used to offer or sell securities without a prospectus supplement, which includes a description of the method and terms of this offering.

RISK FACTORS

Investing in our securities involves a significant degree of risk.  The prospectus supplement relating to a particular offering will contain a discussion of risks applicable to an investment in the securities offered.  Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement together with all of the other information contained in the prospectus supplement or appearing or incorporated by reference in this prospectus.

USE OF PROCEEDS

We will use the net proceeds that we receive from the sale of the securities offered by this prospectus and the accompanying prospectus supplement for general corporate purposes. General corporate purposes may include repayment of debt, capital expenditures, possible acquisitions and any other purposes that may be stated in any prospectus supplement. The net proceeds may be invested temporarily or applied to repay short-term debt until they are used for their stated purpose. Additional information on the use of net proceeds from the sale by the Company of securities covered by this prospectus may be set forth in any prospectus supplement relating to the specific offering.

Sale through underwriters or dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. The prospectus supplement will include the names of the principal underwriters, the respective amount of securities underwritten, the nature of the obligation of the underwriters to take the securities and the nature of any material relationship between an underwriter and us.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct sales and sales through agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent by us. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed delivery contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market making, stabilization and other transactions

Unless the applicable prospectus supplement states otherwise, each series of securities offered by us will be a new issue and will have no established trading market, other than our common stock, which is listed on the OTCBB. We may elect to list any series of offered securities on an exchange. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act of 1934, as amended. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Derivative transactions and hedging

We, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Electronic auctions

We may also make sales through the Internet or through other electronic means. Since we may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you should pay particular attention to the description of that system we will provide in a prospectus supplement.

Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. For example, in the case of a debt security, the clearing spread could be indicated as a number of “basis points” above an index treasury note. Of course, many pricing methods can and may also be used.

Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

General information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act.

DESCRIPTION OF COMMON STOCK

The following summary of the terms of our common stock is subject to and qualified in its entirety by reference to our Certificate of Incorporation, as amended, and Bylaws copies of which are on file with the SEC as exhibits to previous SEC filings. Please refer to “Where You Can Find More Information” below for directions on obtaining these documents.

As of October 26, 2011, we are authorized to issue 120,000,000 shares of common stock, par value $0.001 per share.  As of October 26, 2011, we had 79,072,854 shares of common stock outstanding.

Set forth below is a description of certain provisions relating to our capital stock.  For additional information regarding our stock please refer to our Certificate of Incorporation and Bylaws.

Common Stock

Each share of common stock entitles the holder to one vote on each matter that may come before a meeting of the stockholders.  There is no right to cumulative voting; thus, the holders of fifty percent or more of the shares outstanding can, if they choose to do so, elect all of the directors.  In the event of a voluntary or involuntary liquidation, all stockholders are entitled to a pro rata distribution after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock.  The holders of the common stock have no preemptive rights with respect to future offerings of shares of common stock.  Holders of common stock are entitled to dividends if, as and when declared by the Board out of the funds legally available therefore.  It is our present intention to retain earnings, if any, for use in our business.

The payment of dividends on our common stock is, therefore, unlikely in the foreseeable future.  The board of directors is not classified. When shares are issued and fully paid for, the shares are not subject to liability to further calls or to assessment by the registrant and for liabilities of the registrant imposed on its stockholders under state statutes.  There are no restriction son alienability of the securities to be registered; and (xi) any provision discriminating against any existing or prospective holder of such securities as a result of such security holder owning a substantial amount of securities.

The Delaware General Corporation Law (“GCL”) has a provision called “Business Combinations with Interested Stockholders Act.”  The Delaware provision is not applicable to corporations with less than 2,000 record stockholders, unless the corporation elects to be covered.  The Company has fewer than 2,000 record stockholders but has elected to be governed by the Business Combinations with Interested Stockholders Act.  .

The Delaware Business Combinations with Interested Stockholders Act generally operates to prevent a wide variety of transactions between the corporation, on one hand, and an “interested shareholder” and its affiliates, on the other hand.  It generally prohibits a publicly held Delaware corporation from engaging in a “business combination” with an” interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless (i) prior to such date the Board of Directors of the corporation approved either the business combination or the transaction in which the person became an interested stockholder, (ii) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of the outstanding voting stock of the corporation excluding shares owned by officers or directors of the corporation and by certain employee stock plans, or (iii) on or after such date the business combination is approved by the Board of Directors of the corporation and by the affirmative vote of at least 66 2/3% of the outstanding voting stock of the corporation that is not owned by the interested stockholder.

A “business combination” generally includes mergers, asset sales and similar transactions between the corporation and the interested stockholder, and other transactions resulting in a financial benefit to the stockholder.  An “interested stockholder” is a person who, together with affiliates and associates, owns 15% or more of the corporation’s voting stock or who is an affiliate or associate of the corporation and, together with his affiliates and associates, has owned 15% or more of the corporation’s voting stock within three years.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Broadridge Corporate Issuer Solutions, Inc.

Trading Market

Our common stock is listed for quotation on the OTCBB under the symbol “AMNL.”

Anti-Takeover Effect of Delaware Law and Certain Charter and Bylaw Provisions

Our Restated Certificate of Incorporation, as amended, and Amended and Restated Bylaws contain provisions that could have the effect of discouraging potential acquisition proposals or tender offers or delaying or preventing a change of control of our company. These provisions are as follows:

•
they provide that special meetings of stockholders may be called only by the Chairman of the Board, President, Secretary, by a majority of our board of directors, or by shareholders owning 20% of the outstanding stock;

•
they provide that only business brought before an annual meeting by our board of directors or by a stockholder who complies with the procedures set forth in the bylaws may be transacted at an annual meeting of stockholders;

•	they provide for advance notice of specified stockholder actions, such as the nomination of directors and stockholder proposals; and

•	they allow us to issue, without stockholder approval, shares of preferred stock that could adversely affect the rights and powers of the holders of our common stock.

We are subject to the provisions of Section 203 of the General Corporation Law of the State of Delaware, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. For purposes of Section 203, a “business combination” includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior did own, 15% or more of the voting stock of a corporation.

Indemnification of Directors and Officers

Section 145 of the GCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation or is or was serving at the corporation’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of expenses, including attorneys’ fees but excluding judgments, fines and amounts paid in settlement, actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that a court of competent jurisdiction shall determine that such indemnity is proper.

Section 145(g) of the GCL provides that a corporation shall have the power to purchase and maintain insurance on behalf of its officers, directors, employees and agents, against any liability asserted against and incurred by such persons in any such capacity.

Section 102(b)(7) of the GCL provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.

Our Bylaws provide that we shall indemnify our directors and officers to the fullest extent permitted by the laws of the State of Delaware or any other applicable law. As permitted by our Bylaws, we have additionally entered into indemnification agreements with each of our non-employee directors that provide for indemnification and expense advancement to the fullest extent permitted by the laws of the State of Delaware.

Our Bylaws provide that we may purchase and maintain insurance policies on behalf of our directors and officers against specified liabilities for actions taken in their capacities as such, including liabilities under the Securities Act. We have obtained directors and officers’ liability insurance to cover liabilities our directors and officers may incur in connection with their services to the Registrant.

Our Certificate of Incorporation, as amended, provides that the liability of our directors for monetary damages shall be eliminated to the fullest extent under applicable law.

SEC Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, officers and persons controlling our company, we understand that it is the SEC’s opinion that such indemnification is against public policy as expressed in the Securities Act and may therefore be unenforceable.

DESCRIPTION OF PREFERRED STOCK

We are authorized to issue up to 10,000,000 shares of preferred stock, par value $0.001 per share. Our board is authorized to provide for the issue of all or any of the shares of the preferred stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designation, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as stated in our board’s resolutions. Our board is also authorized to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. The number of authorized shares of preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the common stock, without a vote of the holders of the preferred stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any certificate of designation filed with respect to any series of preferred stock.

The authority possessed by our board to issue preferred stock could potentially be used to discourage attempts by third parties to obtain control of us through a merger, tender offer, proxy contest or otherwise by making such attempts more difficult or more costly. Our board may issue preferred stock with voting rights or conversion rights that, if exercised, could adversely affect the voting power of the holders of common stock. There are no current agreements or understandings with respect to the issuance of preferred stock.

If we offer a specific class or series of preferred stock under this prospectus, we will describe the terms of the preferred stock in the prospectus supplement for such offering and will file a copy of the certificate establishing the terms of the preferred stock with the SEC. To the extent required and applicable, this description will include:

•	the title and stated value;

•	the number of shares offered, the liquidation preference per share and the purchase price;

•	the dividend rate(s), period(s) and/or payment date(s), or method(s) of calculation for such dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption, if applicable;

•	any listing of the preferred stock on any securities exchange or market;

•	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price (or how it will be calculated) and conversion period;

•	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price (or how it will be calculated) and exchange period;

•	voting rights, if any, of the preferred stock;

•	a discussion of any material U.S. federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of our company; and

•
any material limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our company.

The preferred stock offered by this prospectus, when issued, will not have, or be subject to, any preemptive or similar rights.

Transfer Agent and Registrar

The transfer agent and registrar for any series or class of preferred stock will be set forth in each applicable prospectus supplement.

DESCRIPTION OF WARRANTS

As of October 26, 2011, we had warrants (including options) outstanding to purchase 13,121,341 shares of our common stock.

We may issue warrants (which may be denominated as options) to purchase shares of our common stock, preferred stock and/or debt securities in one or more series together with other securities or separately, as described in each applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the applicable warrant agreements and the applicable prospectus supplement for the warrants.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the designation, amount and terms of the securities purchasable upon exercise of the warrants;

•	if applicable, the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise of the warrants;

•
if applicable, the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise, and a description of that class or series of our preferred stock;

•	if applicable, the exercise price for our debt securities, the amount of our debt securities to be received upon exercise, and a description of that series of debt securities;

•
the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if the warrants may not be continuously exercised throughout that period, the specific date or dates on which the warrants may be exercised;

•	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms;

•	any applicable material U.S. federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	if applicable, the date from and after which the warrants and the common stock, preferred stock and/or debt securities will be separately transferable;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the anti-dilution provisions of the warrants, if any;

•	any redemption or call provisions;

•	whether the warrants are to be sold separately or with other securities; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Transfer Agent and Registrar

The transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

We may issue the debt securities offered by this prospectus and any accompanying prospectus supplement under an indenture to be entered into between us and the trustee identified in the applicable prospectus supplement. The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture. We have filed a copy of the form of indenture as an exhibit to the registration statement in which this prospectus is included. The indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939.

We may offer under this prospectus up to an aggregate principal amount of $100,000,000 in debt securities, or if debt securities are issued at a discount, or in a foreign currency, foreign currency units or composite currency, the principal amount as may be sold for an initial public offering price of up to $100,000,000. Unless otherwise specified in the applicable prospectus supplement, the debt securities will represent our direct, unsecured obligations and will rank equally with all of our other unsecured indebtedness.

The following statements relating to the debt securities and the indenture are summaries, qualified in their entirety by reference to the detailed provisions of the debt securities we issue and the indenture we enter into with the trustee.

General

We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC.

The prospectus supplement will set forth, to the extent required and applicable, the following terms of the debt securities in respect of which the prospectus supplement is delivered:

•	the title of the series;

•	the aggregate principal amount, and, if a series, the total amount authorized and the total amount outstanding;

•	the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;

•	any limit on the aggregate principal amount;

•	the date or dates on which principal is payable;

•	the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;

•	the date or dates from which interest, if any, will be payable and any regular record date for the interest payable;

•	the place or places where principal and, if applicable, premium and interest, is payable;

•	the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;

•	the denominations in which such debt securities may be issuable, if other than denominations of $1,000 or any integral multiple of that number;

•	whether the debt securities are to be issuable in the form of certificated securities (as described below) or global securities (as described below);

•	the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;

•	the currency of denomination;

•	the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;

•
if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denomination, the manner in which the exchange rate with respect to such payments will be determined;

•
if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index, then the manner in which such amounts will be determined;

•	the provisions, if any, relating to any collateral provided for such debt securities;

•	any addition to or change in the covenants and/or the acceleration provisions described in this prospectus or in the indenture;

•	any events of default, if not otherwise described below under “Events of Default”;

•	the terms and conditions, if any, for conversion into or exchange for shares of our common stock or preferred stock;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents; and

•	the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to our other indebtedness.

We may issue discount debt securities that provide for an amount less than the stated principal amount to be due and payable upon acceleration of the maturity of such debt securities in accordance with the terms of the indenture. We may also issue debt securities in bearer form, with or without coupons. If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations that apply to these debt securities in the applicable prospectus supplement.

We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Debt securities offered under this prospectus and any prospectus supplement will be subordinated in right of payment to certain of our outstanding senior indebtedness, including our credit facilities. In addition, we will seek the consent of the holders of any such senior indebtedness prior to issuing any debt securities under this prospectus to the extent required by the agreements evidencing such senior indebtedness.

Exchange and/or Conversion Rights

We may issue debt securities that can be exchanged for or converted into shares of our common stock or preferred stock. If we do, we will describe the terms of exchange or conversion in the prospectus supplement relating to these debt securities.

Transfer and Exchange

We may issue debt securities that will be represented by either:

•	“book-entry securities,” which means that there will be one or more global securities registered in the name of a depositary or a nominee of a depositary; or

•	“certificated securities,” which means that they will be represented by a certificate issued in definitive registered form.

We will specify in the prospectus supplement applicable to a particular offering whether the debt securities offered will be book-entry or certificated securities.

Certificated Debt Securities

If you hold certificated debt securities, you may transfer or exchange such debt securities at the trustee’s office or at the paying agent’s office or agency in accordance with the terms of the indenture. You will not be charged a service charge for any transfer or exchange of certificated debt securities but may be required to pay an amount sufficient to cover any tax or other governmental charge payable in connection with such transfer or exchange.

You may effect the transfer of certificated debt securities and of the right to receive the principal of, premium, and/or interest, if any, on the certificated debt securities only by surrendering the certificate representing the certificated debt securities and having us or the trustee issue a new certificate to the new holder.

Global Securities

If we decide to issue debt securities in the form of one or more global securities, then we will register the global securities in the name of the depositary for the global securities or the nominee of the depositary, and the global securities will be delivered by the trustee to the depositary for credit to the accounts of the holders of beneficial interests in the debt securities.

The prospectus supplement will describe the specific terms of the depositary arrangement for debt securities of a series that are issued in global form. None of us, the trustee, any payment agent or the security registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to these beneficial ownership interests.

No Protection in the Event of Change of Control

The indenture does not have any covenants or other provisions providing for a put or increased interest or otherwise that would afford holders of our debt securities additional protection in the event of a recapitalization transaction, a change of control, or a highly leveraged transaction. If we offer any covenants or provisions of this type with respect to any debt securities covered by this prospectus, we will describe them in the applicable prospectus supplement.

Covenants

Unless otherwise indicated in this prospectus or the applicable prospectus supplement, our debt securities will not have the benefit of any covenants that limit or restrict our business or operations, the pledging of our assets or the incurrence by us of indebtedness. We will describe in the applicable prospectus supplement any material covenants in respect of a series of debt securities.

Consolidation, Merger and Sale of Assets

The form of indenture provides that we will not consolidate with or merge into any other person or convey, transfer, sell or lease our properties and assets substantially as an entirety to any person, unless:

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the person formed by the consolidation or into or with which we are merged or the person to which our properties and assets are conveyed, transferred, sold or leased, is a corporation organized and existing under the laws of the U.S., any state or the District of Columbia or a corporation or comparable legal entity organized under the laws of a foreign jurisdiction and, if we are not the surviving person, the surviving person has expressly assumed all of our obligations, including the payment of the principal of and, premium, if any, and interest on the debt securities and the performance of the other covenants under the indenture; and

•
immediately before and immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, has occurred and is continuing under the indenture.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, the following events will be events of default under the indenture with respect to debt securities of any series:

•	we fail to pay any principal or premium, if any, when it becomes due;

•	we fail to pay any interest within 30 days after it becomes due;

•
we fail to observe or perform any other covenant in the debt securities or the indenture for 60 days after written notice specifying the failure from the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series; and

•	certain events involving bankruptcy, insolvency or reorganization of us or any of our significant subsidiaries.

The trustee may withhold notice to the holders of the debt securities of any series of any default, except in payment of principal of or premium, if any, or interest on the debt securities of a series, if the trustee considers it to be in the best interest of the holders of the debt securities of that series to do so.

If an event of default (other than an event of default resulting from certain events of bankruptcy, insolvency or reorganization) occurs, and is continuing, then the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of any series may accelerate the maturity of the debt securities. If this happens, the entire principal amount, plus the premium, if any, of all the outstanding debt securities of the affected series plus accrued interest to the date of acceleration will be immediately due and payable. At any time after the acceleration, but before a judgment or decree based on such acceleration is obtained by the trustee, the holders of a majority in aggregate principal amount of outstanding debt securities of such series may rescind and annul such acceleration if:

•	all events of default (other than nonpayment of accelerated principal, premium or interest) have been cured or waived;

•	all lawful interest on overdue interest and overdue principal has been paid; and

•	the rescission would not conflict with any judgment or decree.

In addition, if the acceleration occurs at any time when we have outstanding indebtedness that is senior to the debt securities, the payment of the principal amount of outstanding debt securities may be subordinated in right of payment to the prior payment of any amounts due under the senior indebtedness, in which case the holders of debt securities will be entitled to payment under the terms prescribed in the instruments evidencing the senior indebtedness and the indenture.

If an event of default resulting from certain events of bankruptcy, insolvency or reorganization occurs, the principal, premium and interest amount with respect to all of the debt securities of any series will be due and payable immediately without any declaration or other act on the part of the trustee or the holders of the debt securities of that series.

The holders of a majority in principal amount of the outstanding debt securities of a series will have the right to waive any existing default or compliance with any provision of the indenture or the debt securities of that series and to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, subject to certain limitations specified in the indenture.

No holder of any debt security of a series will have any right to institute any proceeding with respect to the indenture or for any remedy under the indenture, unless:

•	the holder gives to the trustee written notice of a continuing event of default;

•
the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the affected series make a written request and offer reasonable indemnity to the trustee to institute a proceeding as trustee;

•	the trustee fails to institute a proceeding within 60 days after such request; and

•
the holders of a majority in aggregate principal amount of the outstanding debt securities of the affected series do not give the trustee a direction inconsistent with such request during such 60-day period.

These limitations do not, however, apply to a suit instituted for payment on debt securities of any series on or after the due dates expressed in the debt securities.

We will periodically deliver certificates to the trustee regarding our compliance with our obligations under the indenture.

Modification and Waiver

From time to time, we and the trustee may, without the consent of holders of the debt securities of one or more series, amend the indenture or the debt securities of one or more series, or supplement the indenture, for certain specified purposes, including:

•	to provide that the surviving entity following a change of control permitted under the indenture will assume all of our obligations under the indenture and debt securities;

•	to provide for certificated debt securities in addition to uncertificated debt securities;

•	to comply with any requirements of the SEC under the Trust Indenture Act of 1939;

•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

•	to cure any ambiguity, defect or inconsistency, or make any other change that does not materially and adversely affect the rights of any holder; and

•	to appoint a successor trustee under the indenture with respect to one or more series.

From time to time we and the trustee may, with the consent of holders of at least a majority in principal amount of an outstanding series of debt securities, amend or supplement the indenture or the debt securities series, or waive compliance in a particular instance by us with any provision of the indenture or the debt securities. We may not, however, without the consent of each holder affected by such action, modify or supplement the indenture or the debt securities or waive compliance with any provision of the indenture or the debt securities in order to:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement, or waiver to the indenture or such debt security;

•	reduce the rate of or change the time for payment of interest or reduce the amount of or postpone the date for payment of sinking fund or analogous obligations;

•	reduce the principal of or change the stated maturity of the debt securities;

•	make any debt security payable in money other than that stated in the debt security;

•	change the amount or time of any payment required or reduce the premium payable upon any redemption, or change the time before which no such redemption may be made;

•	waive a default in the payment of the principal of, premium, if any, or interest on the debt securities or a redemption payment;

•	waive a redemption payment with respect to any debt securities or change any provision with respect to redemption of debt securities; or

•	take any other action otherwise prohibited by the indenture to be taken without the consent of each holder affected by the action.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

The indenture may permits us, at any time, to elect to discharge our obligations with respect to one or more series of debt securities by following certain procedures described in the indenture. These procedures will allow us either:

●	to defease and be discharged from any and all of our obligations with respect to any debt securities except for the following obligations (which discharge is referred to as "legal defeasance"):

(1)	to register the transfer or exchange of such debt securities;

(2)	to replace temporary or mutilated, destroyed, lost or stolen debt securities;

(3)	to compensate and indemnify the trustee; or

(4)	to maintain an office or agency in respect of the debt securities and to hold monies for payment in trust; or

●
 to be released form our obligations with respect to the debt securities under certain covenants contained in the indenture, as well as any additional covenants which may be contained in the applicable supplemental indenture (which release is referred to as "covenant defeasance").

In order to exercise either defeasance option, we must deposit with the trustee or other qualifying trustee, in trust for that purpose:

•	money;

•
U.S. Government Obligations (as described below) or Foreign Government Obligations (as described below) that through the scheduled payment of principal and interest in accordance with their terms will provide money; or

•
a combination of money and/or U.S. Government Obligations and/or Foreign Government Obligations sufficient in the written opinion of a nationally-recognized firm of independent accountants to provide money;

that, in each case specified above, provides a sufficient amount to pay the principal of, premium, if any, and interest, if any, on the debt securities of the series, on the scheduled due dates or on a selected date of redemption in accordance with the terms of the indenture.

In addition, defeasance may be effected only if, among other things:

•
in the case of either legal or covenant defeasance, we deliver to the trustee an opinion of counsel, as specified in the indenture, stating that as a result of the defeasance neither the trust nor the trustee will be required to register as an investment company under the Investment Company Act of 1940;

•
in the case of legal defeasance, we deliver to the trustee an opinion of counsel stating that we have received from, or there has been published by, the Internal Revenue Service a ruling to the effect that, or there has been a change in any applicable federal income tax law with the effect that (and the opinion shall confirm that), the holders of outstanding debt securities will not recognize income, gain or loss for U.S. federal income tax purposes solely as a result of such legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner, including as a result of prepayment, and at the same times as would have been the case if legal defeasance had not occurred;

•
in the case of covenant defeasance, we deliver to the trustee an opinion of counsel to the effect that the holders of the outstanding debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if covenant defeasance had not occurred; and

•	certain other conditions described in the indenture are satisfied.

If we fail to comply with our remaining obligations under the indenture and applicable supplemental indenture after a covenant defeasance of the indenture and applicable supplemental indenture, and the debt securities are declared due and payable because of the occurrence of any undefeased event of default, the amount of money and/or U.S. Government Obligations and/or Foreign Government Obligations on deposit with the trustee could be insufficient to pay amounts due under the debt securities of the affected series at the time of acceleration. We will, however, remain liable in respect of these payments.

The term “U.S. Government Obligations” as used in the above discussion means securities that are direct obligations of or non-callable obligations guaranteed by the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

The term “Foreign Government Obligations” as used in the above discussion means, with respect to debt securities of any series that are denominated in a currency other than U.S. dollars, (1) direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged or (2) obligations of a person controlled or supervised by or acting as an agent or instrumentality of such government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government, which in either case under clauses (1) or (2), are not callable or redeemable at the option of the issuer.

Regarding the Trustee

We will identify the trustee with respect to any series of debt securities in the prospectus supplement relating to the applicable debt securities. You should note that if the trustee becomes a creditor of ours, the indenture and the Trust Indenture Act of 1939 limit the rights of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates. If, however, the trustee acquires any “conflicting interest” within the meaning of the Trust Indenture Act of 1939, it must eliminate such conflict or resign.

The holders of a majority in principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee. If an event of default occurs and is continuing, the trustee, in the exercise of its rights and powers, must use the degree of care and skill of a prudent person in the conduct of his or her own affairs. Subject to that provision, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they have offered to the trustee reasonable indemnity or security.

DESCRIPTION OF RIGHTS

We may issue rights to purchase our securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies or other financial institutions, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

•	the date of determining the security holders entitled to the rights distribution;

•	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;

•	the exercise price;

•	the conditions to completion of the rights offering;

•	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

•	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus: (i) to or through underwriters or dealers, (ii) directly to purchasers, including our affiliates, (iii) through agents, or (iv) through a combination of any these methods or any other permissible method.  The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices.  The prospectus supplement used for any offering an sale of securities contemplated hereunder will include the following information:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the securities;

•	the net proceeds from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

Sale Through Underwriters or Dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us.  The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions.  Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales.  Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters.  Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them.  The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals.  They may then resell those securities to the public at varying prices determined by the dealers at the time of resale.  The prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities.  The terms of any such sales will be described in the prospectus supplement.

Delayed Delivery Contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts.  These contracts would provide for payment and delivery on a specified date in the future.  The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, each series of offered securities will be a new issue and will have no established trading market.  We may elect to list any series of offered securities on an exchange. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice.  Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act.  Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities.  Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions.  Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions.  The underwriters may, if they commence these transactions, discontinue them at any time.

Derivative Transactions and Hedging

We, the underwriters or other agents may engage in derivative transactions involving the securities.  These derivatives may consist of short sale transactions and other hedging activities.  The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities.  In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents.  The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others.  The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Electronic Auctions

We may also make sales through the Internet or through other electronic means.  Since we may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you will want to pay particular attention to the description of that system we will provide in a prospectus supplement.

Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold.  These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected.  For example, in the case of debt security, the clearing spread could be indicated as a number of “basis points” above an index treasury note.  Of course, many pricing methods can and may also be used.

Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors.  The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities being offered hereby has been passed upon for us by William Gleeson, Esq., the General Counsel of Applied Minerals, Inc.

EXPERTS

The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2010 have been so incorporated in reliance on the report of PMB Helin Donovan, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

All documents filed by the registrant after the date of filing the initial registration statement on Form S-3 of which this prospectus forms a part and prior to the effectiveness of such registration statement pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 shall be deemed to be incorporated by reference into this prospectus and to be part hereof from the date of filing of such documents. In addition, the documents we are incorporating by reference as of the date hereof are as follows:

•	our Annual Report on Form 10-K for the year ended December 31, 2010;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2010, June 30, 2011 and September 30, 2011;

•
our Current Reports on Form 8-K filed on February 4, 2011, February 14, March 31, 2011, April 18, 2011, June 15, 2011, June 21, 2011, and June 27, 2011 (excluding any information furnished in such reports under Item 2.02, Item 7.01 or Item 9.01);

•
the description of our common stock contained in the registration statement filed May 26, 2011, under the Securities Act, including any amendment or report filed for the purpose of updating such description;

•	our Definitive Proxy Statement on Schedule 14A filed on May 2, 2011; and

•
All documents that we file with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered under this prospectus have been sold, or that deregisters all securities then remaining unsold, will be deemed to be incorporated in this registration statement by reference and to be a part hereof from the date of filing of such documents.

Any statement contained in a document we incorporate by reference will be modified or superseded for all purposes to the extent that a statement contained in this prospectus (or in any other document that is subsequently filed with the Securities and Exchange Commission and incorporated by reference) modifies or is contrary to that previous statement. Any statement so modified or superseded will not be deemed a part of this prospectus except as so modified or superseded.

You may request a copy of these filings at no cost (other than exhibits unless such exhibits are specifically incorporated by reference) by writing or telephoning us at the following address and telephone number:
Christopher T. Carney
Applied Minerals, Inc.
110 Greene Street, Suite 1101
New York, NY 10012
Phone: (800) 356-6463
Fax: (917) 591-6397

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front page of those documents.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the shares of our common stock offered by this prospectus.  This prospectus is part of that registration statement and does not contain all the information included in the registration statement.

For further information with respect to our common stock and us, you should refer to the registration statement, its exhibits and the material incorporated by reference therein.  Portions of the exhibits have been omitted as permitted by the rules and regulations of the Securities and Exchange Commission.  Statements made in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete.  In each instance, we refer you to the copy of the contracts or other documents filed as an exhibit to the registration statement, and these statements are hereby qualified in their entirety by reference to the contract or document.

The registration statement may be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at Room 1024, Judiciary Plaza, 100 F Street, N.E., Washington, D.C. 20549 and the Regional Offices at the Commission located in the Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and at 233 Broadway, New York, New York 10279. Copies of those filings can be obtained from the Commission’s Public Reference Section, Judiciary Plaza, 100 F Fifth Street, N.E., Washington, D.C. 20549 at prescribed rates and may also be obtained from the web site that the Securities and Exchange Commission maintains at http://www.sec.gov.  You may also call the Commission at 1-800-SEC-0330 for more information.  We file annual, quarterly and current reports and other information with the Securities and Exchange Commission.  You may read and copy any reports, statements or other information on file at the Commission’s public reference room in Washington, D.C.  You can request copies of those documents upon payment of a duplicating fee, by writing to the Securities and Exchange Commission.

DISCLOSURE OF COMMISSION POSITION ON
INDEMNIFICATION FOR SECURITIES LAW VIOLATIONS

Our certificate of incorporation provides that all our directors, officers, employees and agents shall be entitled to be indemnified by us to the fullest extent permitted under the Delaware General Corporation Law, provided that they acted in good faith and that they reasoned their conduct or action was in, or not opposed to, the best interest of our company.  Our Bylaws provide for indemnification of our officers, directors and others who become a party to an action on our behalf by us to the fullest extent not prohibited under the Delaware General Corporation Law.  Further, we maintain officer and director liability insurance.  However, insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

You should rely only on the information contained in this prospectus.  We have not authorized any dealer, broker, salesperson or any other person to provide you with information or to make any representations different from those contained in this prospectus or incorporated herein by reference.  The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the shares. This prospectus does not constitute an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

$100,000,000

Applied Minerals, Inc.

Common Stock	Preferred Stock
Debt Securities	Warrants
Rights	Units

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PROSPECTUS
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November 17, 2011